Exhibit 23.1

[LETTERHEAD OF ROTHSTEIN, KASS & COMPANY, P.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report on Form 8-K/A of our report dated March 8, 2006, except for notes B and C dated October 17, 2006, relating to the financial statements of Oracle Healthcare Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Registration Statement (Form S-1 No. 333-128748) and in the related Prospectus.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
November 8, 2006